EXHIBIT 10.20


                     RETENTION BONUS AND INSURANCE AGREEMENT
                               FOR JOHN P. GETHIN


         THIS RETENTION BONUS AND INSURANCE AGREEMENT (the "Agreement") is made as of the 26th day of December, 2006, by and between STANDARD MOTOR PRODUCTS, INC. (the "Company") and JOHN P. GETHIN ("Gethin"). The Company and Gethin are hereinafter sometimes collectively referred to as "Parties" and individually as "Party."


                              W I T N E S S E T H :


         WHEREAS, Gethin has been employed by the Company and has provided, and continues to provide valuable services as a key executive of the Company; and


         WHEREAS, the Parties desire to enter into this Agreement whereby Gethin will become entitled to a certain bonus if he remains employed with the Company through June 14, 2011, and to have certain benefits provided to him during such period of continued employment, all as set forth herein.


         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises of the Parties hereto, the Company and Gethin covenant and agree as follows:

         1. Retention Bonus: If Gethin remains employed continuously from the date hereof through June 14, 2011, Gethin shall be entitled to receive a Retention Bonus (as hereinafter defined) from the Company as soon as practicable on or after June 14, 2011 (subject to, and reduced by all applicable federal, state and local tax withholding). For these purposes, the term "Retention Bonus" means an amount equal to the sum of one year's salary as in effect at the time, plus Gethin's annual bonus that would be payable at "par."

         (a) Forfeiture of Retention Bonus on Termination of Gethin's Employment Prior to June 14, 2011: In the event that at any time prior to June 14, 2011, Gethin's employment with the Company terminates for any reason other than Gethin's Disability (as hereinafter defined), no amount of the Retention Bonus shall be payable.

         (b) Payment on Termination due to Gethin's Disability after June 15, 2008, and before June 14, 2011: In the event Gethin's employment with the Company terminates by reason of his Disability (as hereinafter defined) at any time after June 15, 2008, but before June 14, 2011, Gethin shall be entitled to a special retention bonus equal to $900,000 multiplied by a fraction, the numerator of which is the number of full months from June 15, 2008 through the date of his termination, and the denominator of which is 36.

         (c) For purposes of this Agreement, the term "Disability" shall mean a condition that qualifies Gethin to receive long term disability benefits under the long-term disability plan provided by the Company, as that may be in effect from time to time, or, if no such disability plan is in effect, a condition that qualifies Gethin to receive Social Security Disability benefits.

         2. Life Insurance Benefit: The Company agrees to keep in full force and effect one or more life insurance policies on Gethin that pay a death benefit, in the aggregate, that is at least $900,000 during the period from June 15, 2008 through June 14, 2011, and to make such arrangements or endorsements as are necessary or appropriate so as to permit Gethin to designate one or more beneficiaries who would receive the proceeds of such insurance (up to, but not in excess of, $900,000) in the event Gethin dies while employed after June 15, 2008 and before June 14, 2011.

         (a) In the event Gethin dies while employed at any time after June 15, 2008, and before June 14, 2011, the amount of the life insurance proceeds payable to Gethin's designated beneficiary or beneficiaries shall be $900,000.

         (b) In the event Gethin terminates his employment by reason of Disability during the period after June 15, 2008, and before June 14, 2011, the Company shall continue to maintain one or more life insurance policies, but the amount of the death benefit payable to Gethin's designated beneficiary or beneficiaries shall be equal to the excess of $900,000 over the amount paid or payable to Gethin following his termination due to Disability, as provided in
Section 1, above.

         (c) Title to and beneficial ownership of the life insurance policy or policies described above shall remain with the Company, except with respect to the portion of the death benefit proceeds which Gethin is entitled to assign to one or more designated beneficiaries.

         3. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Gethin, his designated beneficiary or beneficiaries, or any other person. Any funds which may be invested or set aside by the Company in connection with this Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall, by virtue of the provisions of this Agreement, have any interest in such funds.

         4. This Agreement shall be binding upon Gethin, his designated beneficiary or beneficiaries, and his spouse and their estates, heirs, executors, administrators, personal and legal representatives, beneficiaries, successors and assigns. This Agreement shall also be binding upon and inure to the benefit of the Company and its legal representatives, successors and assigns.

         5. This Agreement may be assigned by the Company, but may not be assigned by Gethin.

         6. This Agreement and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the State of New York.

         7. This Agreement and the documents referred to in this Agreement contain the entire understanding between the Parties with respect to the subject matter hereof and shall not be modified, supplemented or amended except in writing executed by all of the Parties hereto.

         8. The failure of any Party at any time to require performance of another Party of any provision hereof or to resort to its remedy at law, or in equity, or otherwise, shall in no way affect the right of such Party to require such full performance in accordance with the terms hereof or to resort to such remedy at any time thereafter, nor shall the waiver by any Party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of any such provision unless expressly so stated in writing. No waiver of any provision hereof shall be effective unless in writing and signed by the Party to be charged with such waiver.

         9. If any of the provisions of this Agreement are held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

         10. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         11. For purposes of this Agreement and the documents referred to herein, the official addresses are as follows:

As to the Company:         37-18 Northern Boulevard
                           Long Island City, NY 11101

As to Gethin:              Coral Seas
                           6770 Ridgewood Avenue, Unit 702
                           Cocoa Beach, FL 32931



         All notices under this Agreement and the documents referred to herein shall be delivered personally or by certified mail, return receipt requested, addressed to each of the Parties at the said addresses or at such other addresses as the respective Parties may designate in writing, which notices of change of address shall be given in the same manner.


         Except as otherwise set forth herein, notices shall be deemed received when delivered if delivered personally or three (3) business days after mailed if mailed, except notices of change of address which shall be deemed received when first attempted to be delivered.

12. The Parties agree to execute any additional documents which may be necessary and advisable to carry out the terms, purposes and intent of this Agreement and all other documents which are part of this transaction and/or referred to in this Agreement.

13. In all references herein to any Parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.


         IN WITNESS WHEREOF, THE COMPANY has caused these presents to be signed by their duly authorized corporate officers and its corporate seals to be hereunto affixed, and GETHIN has hereunto affixed his hand and seal as of the date first set forth above.


                                     STANDARD MOTOR PRODUCTS, INC.








                                     BY:
                                         -------------------------------- (SEAL)






                                     --------------------------------------
                                     John P. Gethin, Participant